Exhibit 10.4

TERMINATION OF

THE LOAN AGREEMENT AND PROMISSORY NOTE

This Agreement (“Termination Agreement”) by and between TransparentBusiness, Inc., a Delaware corporation (“TransparentBusiness”) and Silvina Moschini, an individual and executive officer and director of TransparentBusiness (the “Borrower”).

WHEREAS:

●	Due to the COVID-19 pandemic, the office spaces previously used by TransparentBusiness in New York City, NY and Miami, FL have become no longer useful to TransparentBusiness and its employees, due to their small spaces and location in highly populated business centers.

●	In-person interaction of the TransparentBusiness team members in a safe environment is highly desirable during TransparentBusiness’s period of fast growth and the formation of its core team of employees and executives, as coordination is essential.

●	Due to Latin America and the East Coast of the United States being the primary location of the TransparentBusiness workforce, Miami, FL has been identified by TransparentBusiness as the optimal location for a collaboration workspace.

●	Silvina Moschini is an owner of an apartment in Surfside FL, which is currently her primary residence, and is unsuitable as a collaboration workspace.

●	TransparentBusiness and its executive officers deemed it to be in the best interest of TransparentBusiness and its shareholders to acquire a collaboration workspace in Miami, FL for use by the Borrower, other employees and executives of TransparentBusiness, and potential strategic partners, customers and independent contractors of TransparentBusiness and, therefore, entered into the Loan Agreement on October 24, 2020.

●	The Borrower has received a loan of $1,700,000 pursuant to the said agreement and has since paid $90,000 towards compensation of the Loan.

●	TransparentBusiness and the Borrower desire to terminate the loan prior to its maturity date to comply with the requirements of the Sarbanes-Oxley Act.

●	As of April 28, 2021, the Borrower owes to TransparentBusiness $1,610,000 in principal and $16,402.44 in interest.

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WHEREFORE:

The Parties Agreed to terminate the loan on the following terms:

●	The Borrower, or her representative, will pay at signing this Termination Agreement:

™	$16,402.44 in interest and

™	$110,000 towards the principal.

●	The Borrower agrees to relinquish to TransparentBusiness one million five hundred thousand shares at $1/share (at 66.67% discount to the $3/share price of the current fundraising round), to compensate the remainder of the Loan.

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IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, Borrower and TransparentBusiness affix their signatures hereto.

TRANSPARENTBUSINESS, INC.	BORROWER

/s/ Alex Konanykhin	/s/ Silvina Moschini
Alex Konanykhin, CEO	Silvina Moschini
4/28/2021	4/28/2021

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